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                                                                   EXHIBIT 10(n)

                                  AMENDMENT TO
                          NATIONAL GRID USA COMPANIES'
                           DEFERRED COMPENSATION PLAN

      Pursuant to the provisions of Article V of the National Grid USA Companies' Deferred Compensation Plan, said Plan is hereby amended effective as of April 1, 2002 as follows:

      Wherever the name National Grid Group, plc appears in the Plan it shall be replaced with National Grid Transco, plc.

Article I is amended to read:

I.    PURPOSE; EXISTING BENEFITS

      The purpose of the National Grid USA Companies' Deferred Compensation Plan, previously entitled the New England Electric Companies' Deferred Compensation Plan, (the Plan) is to enable executives to better plan the timing of their receipt of income by deferring compensation in accordance with Federal tax statutes. The Plan first executed in June of 1979, has been amended on several occasions since, including being amended and restated effective as of the date of consummation of the merger of New England Electric System and National Grid Group plc, in order to provide for the operation of the Plan thereafter. Deferrals made under previous versions of the Plan are to receive benefits under, and are controlled by, the terms of such versions unless specifically provided otherwise under the terms of a subsequent amendment. The Plan is being further amended effective as of April 1, 2002 to incorporate and merge the Niagara Mohawk Holdings Inc., Deferred Compensation Plan (Niagara Mohawk's Plan) and Niagara Mohawk Excess Benefit Plan (Benefit Plan) into the Plan. The terms for payment of deferrals or contributions made under Niagara Mohawk's Plan prior to April 1, 2002 shall continue to be controlled by applicable terms of the Niagara Mohawk Plan. Otherwise, inconsistent provisions between the Niagara Mohawk Plan and the Plan shall be controlled by the terms of the Plan. The terms for payment under the Benefit Plan shall continue to be controlled by the applicable terms of the Benefit Plan, but otherwise inconsistent provisions shall be controlled by the terms of the Plan. Deferrals made as of April 1, 2002 and thereafter will be made subject solely to the terms of the Plan. Contributions under the Benefit Plan ceased as of January 31, 2002 as did deferrals under the Niagara Mohawk Plan.

Section 2.2.2 (b) is amended to read: "National Grid Transco, plc's shareholders approve the sale or disposition of all or substantially all of the assets of National Grid USA to a non-affiliated entity, or

Section 2.24 is amended to read:

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      2.24 Participant means a Participant in the Incentive Compensation Plan and the Incentive Share Plan. For deferral purposes under Section 4.01, a Participant shall be limited to an individual who is in ICP I or ICP II commencing with deferrals applicable to fiscal years on and after April 1, 2003.

Section 4.01 (A) is amended to read:

      (A) Form of Election. A Participant may elect to defer Compensation, as defined in Section 2.12 above, as follows:

      (i) A Participant may elect to have his or her 2.12(a) Compensation reduced by any percentage - not exceeding 15 percent.

      (ii)  A Participant may elect to defer any whole percentage of his/her
            2.12 (b) Cash Bonus or any whole percentage of his/her 2.12(c) bonus if awarded in cash.

      (iii) A Participant may elect to defer all of his/her 2.12(b) Annual Incentive Share Award, or all of his/her 2.12(c) bonus if awarded in ADR's, which ADR's shall be credited as Deemed Investments.

            Elections (i) (ii) and (iii) above are not exclusive and a Participant may elect one, or any combination thereof.

Sections 4.06 (A), (B), (C), and (D) is amended for all elections including outstanding elections under previous versions of the Plan as follows:

4.06  Payment of Balances.

      (A)   Election of Time of Payment.

            (i) At the time of electing to defer Compensation, in accordance with subsection 4.01(A) above, the Participant shall also elect whether to receive payment after ten years or, in accordance with 4.06(C), when he/she commences receipt of benefits under the Qualified Plan

            (ii) A Participant, who has previously elected to receive payments triggered by commencement of Qualified Plan benefits under
                  Section 4.06(C) may request the Benefits Administrator to approve a change in the payout schedule to either a lump sum payment, or three, five, or ten annual payments commencing, in the January following commencement of benefits under the Qualified Plan or for a lump sum payment as soon as practical. The determination of said request shall be at the Benefits Administrator's sole discretion and shall be in accordance with procedures established by the Benefits Administrator. Said procedures shall provide that no

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                  change to the Participant's standing election(s) may occur unless the request and approval process is completed prior to the requesting Participant's Qualified Plan benefits commencement date. In the event the election involves the Benefits Administrator, the determination shall be made by the CEO.

      (B) Payments After Ten Years. If the Participant has elected payment after ten years, the full related Participant Account balance shall be paid in a lump sum payment as soon as practicable after the close of the tenth anniversary of the close of the Related Plan Year.

      (C) Payments at Retirement. A Participant may elect to receive payments contingent on the date when he/she commences receiving benefits under the Qualified Plan. If so desired, the Participant may elect to have his/her full Account balance be paid either in (1) three, five, or ten annual payments commencing in January of the year following commencement of Qualified Plan benefits, or (2) in a lump sum payment in January of the year following commencement of Qualified Plan benefits.

      (D) Payments Upon Termination of Service

          Regardless of the payment election previously made by the Participant, the full Account balance of a Participant who is not Vested under the Qualified
Plan upon his/her Termination of Service shall be paid as soon as practicable after his/her Termination of Service.

      Regardless of the payment election previously made by the Participant, following Termination of Service and prior to commencement of Qualified Plan benefits, a Participant who is Vested in the Qualified Plan may elect to receive as soon as practical, in lieu of any future benefits, a lump sum payment of his/her full Account balance and the Actuarial Value of the maximum value of future benefits from deferral units, all less 10%.

                                                    /s/ Richard P. Sergel
                                                  -----------------------------
                                                  Chief Executive Officer
                                                  National Grid USA

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                    Amendment to National Grid USA Companies'
                           Deferred Compensation Plan

      Pursuant to the provisions of Article V of the National Grid USA Companies' Deferred Compensation Plan, said Plan is hereby amended effective September 1, 2003 as follows:

      1.    Section 2.11 is amended to read:

            2.11 A Change in Control shall be deemed to have occurred if the conditions set forth in any of the following paragraphs shall have been satisfied:

                  (a) any Person or Persons in concert obtains Control (as defined in Section 840 of the United Kingdom's Income and Corporation Taxes Act 1988) of National Grid Transco plc as a result of making a general offer to acquire shares in National Grid Transco plc or having obtained Control, makes such an offer;

                  (b) the consummation of the sale or disposition by National Grid Transco plc of National Grid USA to a non-affiliated entity (whether by merger, sale of all or substantially all of the capital stock or assets of National Grid USA or otherwise);

                  (c) the complete liquidation, dissolution or winding up of National Grid Transco plc and/or of National Grid USA; or

                  (d) the acquisition by National Grid Transco plc or National Grid USA or their successors of all or substantially all of the assets of or ownership of all or substantially all of the outstanding shares of a U.S. electric and/or gas utility company which would increase the size or revenues of National Grid USA by 25% or more.

                              A Change in Control shall not be deemed to have
                        occurred if the events referred to above are part of an arrangement ("a Reorganization") which will mean that National Grid Transco plc and/or National grid USA will be under the Control of another company or the business of National Grid Transco plc is carried on by another company, and the Persons who owned the shares in National Grid Transco plc immediately before the Change in Control will immediately afterwards own more than 50% of the shares in that other company.

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      2.    Section 2.22 is amended to read:

            2.22 A Major Transaction shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:

            (a) any Person becomes bound or entitled to acquire shares in National Grid Transco plc under Sections 428 to 430F of the United Kingdom's Companies Act 1985, or a scheme of arrangement or compromise under Section 425 of the United Kingdom's Companies Act 1985 is proposed for National Grid Transco plc;

            (b) National Grid Transco plc shareholders, National Grid USA's shareholders and/or the Board of Directors of National Grid USA approve the sale of National Grid USA to a non-affiliated entity (whether by merger, sale of all or substantially all of the capital stock or assets of National Grid USA, or otherwise);

            (c) National Grid Transco plc passes a resolution for voluntary winding up, or an order is made for the compulsory winding up of National Grid Transco plc and/or National Grid USA;

            (d) the shareholders of National Grid Transco plc, the shareholders of National Grid USA and/or the Board of Directors of National Grid USA approve an event the consummation of which would result in the occurrence of a Change in Control; or

            (e) the Board of Directors of National Grid Transco plc adopts a resolution that, for purposes of this Agreement, a Major Transaction has occurred.

                        A Major Transaction shall not be deemed to have occurred
                  if the events referred to above are part of an arrangement ("a Reorganization") which will mean that National Grid Transco plc and/or National Grid USA will be under the Control of another company or the business of National Grid Transco plc is carried on by another company, and the Persons who owned the shares in National Grid Transco plc immediately before the series of transactions are consummated will immediately after consummation own more than 50% of the shares in that other company.

                                                  By: /s/ Richard P. Sergel
                                                      -----------------------
                                                      Chief Executive Officer
                                                      National Grid USA

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